EX-99.906CERT

CERTIFICATION

Candace King Weir, President, and Robert A. Benton, Chief Financial Officer of Paradigm Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

Paradigm Funds

            Paradigm Funds

/s/ Candace King Weir                                                  /s/ Robert A. Benton

Candace King Weir

Robert A. Benton

Date: March 5, 2004                                                       Date:  March 5, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Paradigm Funds and will be retained by Paradigm Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.